Exhibit 10.27

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS

DOCUMENT HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION

FOURTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 31, 2011, is made and entered into by and between SIRVA Mortgage, Inc., an Ohio corporation (the “Seller”) and U.S. Bank National Association (the “Buyer”).

RECITALS:

A. The Seller and the Buyer are parties to that certain Master Repurchase Agreement dated as of December 30, 2009, as amended by a First Amendment to Master Repurchase Agreement dated as of July 16, 2010, as amended by a Second Amendment to Master Repurchase Agreement dated as of September 2, 2010, and as amended by a Third Amendment to Master Repurchase Agreement dated as of March 23, 2011 (as so amended, the “Repurchase Agreement”).

B. The Seller and the Buyer now desire to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The following amendments are made to the Repurchase Agreement:

2.1. The definition of “Pricing Rate” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Pricing Rate” means the Balance Funded Rate, the LIBOR Rate (or, if applicable under Section 6.7, the Alternate Base Rate) plus the LIBOR Margin or the Default Pricing Rate, as determined under this Agreement; provided that the Pricing Rate (except with respect to the Balance Funded Rate) shall not be less than ****.

2.2. The definition of “Termination Date” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:

“Termination Date” means the earlier of (a) May 31, 2012, (b) the date when the Buyer’s Commitment is terminated and the Repurchase Prices for all Open Transactions become due and payable under Section 18.2, by order of any Governmental Authority or by operation of law or (c) the date on which the Buyer’s Commitment is reduced to zero pursuant to Section 2.3.

2.3. Section 5.1 of the Repurchase Agreement is amended in its entirety to read as follows:

“5.1 Pricing Rate. Except as otherwise specified in this Section 5, the Pricing Rate to be applied to the Purchase Prices of Purchased Loans to determine the Price Differential in all Open Transactions shall be the LIBOR Rate plus the LIBOR Margin applicable from time to time (in each case computed annually); provided that the Pricing Rate (except with respect to the Balance Funded Rate) shall not in any event be less than ****.”

2.4. Section 6.7 of the Repurchase Agreement is amended in its entirety to read as follows:

“6.7 Provisions Relating to LIBOR Rate. If:

(i)	the Buyer determines that deposits in United States dollars (in the applicable amounts) are not available to the Buyer in the relevant market;

(ii)	Buyer determines that the LIBOR Rate applicable to the LIBOR Segments is not ascertainable or does not adequately and fairly reflect the cost of making, maintaining or funding any Transaction based on the LIBOR Rate; or

(iii)	the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Buyer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Buyer to make, maintain or fund Transactions based on the LIBOR Rate;

then the Buyer shall suspend the availability of the LIBOR Rate as of the date of such determination or the Buyer’s notice, whereupon all Open Transactions and any new Transactions shall automatically be converted to have a Pricing Rate equal to the Alternate Base Rate plus the LIBOR Margin; provided that in all events the Pricing Rate shall not be less than **** except for those Open Transactions or any new Transactions for which Seller elects to apply the Balance Funded Rate pursuant to Section 5.2 of this Agreement.”

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2.5. Section 17.11

“17.11 Distributions. The Seller shall make no payment of dividends or distributions and shall not (i) declare or pay in any fiscal year cash dividends; (ii) declare or pay any dividends payable on any shares of any class of its capital stock; (iii) apply any of its property to the purchase, redemption, or other retirement of any shares of any class of its capital stock; (iv) set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, any shares of any class of its capital stock; or (v) make any other distribution, by reduction of capital or otherwise, in respect of any shares of any class of its capital stock, if such action would cause an Default or Event of Default hereunder. Additionally, the Seller shall not (i) declare or pay cash dividends upon any of the stock of the Seller or (ii) make any distributions of the property or assets of the Seller, except that the Seller may declare and pay dividends to its stockholders up to an aggregate amount for all such dividends and distributions not to exceed fifty percent (50%) of the GAAP Net Income during the current fiscal year of the Seller; provided that, at the time of the payment of any such dividends or distributions by the Seller, no Default or Event of Default has then occurred and is continuing or will occur by virtue of the payment of such dividends or distributions; provided, however, that during the fiscal year ending December 31, 2011, the Seller may make a one-time extraordinary distribution to the Parent in an amount up to $3,000,000.”

2.6. Section 17.12 of the Repurchase Agreement is amended in its entirety to read as follows:

“17.12 Adjusted Tangible Net Worth. At all times, the Seller’s Adjusted Tangible Net Worth shall not be less than Thirteen Million Five Hundred Thousand Dollars ($13,500,000).”

2.7. Section 17.15 of the Repurchase Agreement is amended in its entirety to read as follows:

“17.15 Liquidity. The Seller’s Liquidity shall at all times be no less than Six Million Five Hundred Thousand Dollars ($6,500,000).”

2.8. Exhibit C to the Master Repurchase Agreement is hereby amended in its entirety to read as set forth in Exhibit C hereto.

Section 3. Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:

3.1. delivery to the Buyer of this Amendment duly executed by the Seller in a quantity sufficient that the Buyer and the Seller may each have a fully executed original of each such document;

3.2. delivery to the Buyer of a resolution of the Seller’s board of directors, certified as of the date of this Amendment by its corporate secretary, authorizing the execution, delivery, and performance of this Amendment and all other agreements, instruments, certificates, and other documents required in connection herewith (collectively, the “Amendment Documents”), which certificate shall also certify as to the incumbency of the officers executing the Amendment Documents on behalf of the Seller; and

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3.3. delivery to the Buyer of such other documents as it may reasonably request.

Section 4. Costs and Expenses. The Seller hereby reaffirms its agreement under the Repurchase Agreement to pay or reimburse the Buyer on demand for all costs and expenses incurred by the Buyer in connection with the Repurchase Agreement and the Transactions, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Seller specifically agrees to pay all fees and disbursements of counsel to the Buyer for the services performed by such counsel in connection with the preparation of the Amendment Documents.

Section 5. Miscellaneous.

5.1. Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2. Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties made by the Seller in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

5.3. Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.4. Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.

5.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Buyer, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Buyer.

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5.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.8. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.

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IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.

SELLER AND SERVICER:

SIRVA MORTGAGE, INC., as Seller and Servicer

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President
Date:	5/31/11

BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Buyer

By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President
Date:	May 31, 2014

[Signature Page to Fourth Amendment to Master Repurchase Agreement]

EXHIBIT C TO FOURTH AMENDMENT TO

MASTER REPURCHASE AGREEMENT

EXHIBIT C

TO MASTER REPURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS

TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH

CERTAIN FINANCIAL COVENANTS

OFFICER’S CERTIFICATE

BUYER:	U.S. Bank National Association

SELLER:	SIRVA Mortgage, Inc.

SUBJECT PERIOD:                      ended                     , 20

DATE:                     , 20

This certificate is delivered to the Buyer under the Master Repurchase Agreement dated as of December 30, 2009 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”) between the Seller and the Buyer. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.

The undersigned officer of the Seller certifies to the Buyer that on the date of this certificate that:

1. The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.

2. The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim, i.e. other than annual, Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of                     for that month (the “Subject Period”) and for the year to that date.

3. The undersigned officer of the Seller supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:

(a) except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;

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(b) no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;

(c) the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;

(d) no Event of Default has occurred that has not been declared by the Buyer in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and

(e) compliance by the Seller with the financial covenants in Sections 17.7, 17.11, 17.12, 17.13, 17.14, 17.15, and 17.20 of the Current Repurchase Agreement is accurately calculated on the attached Annex A.

SIRVA MORTGAGE, INC.

By:
Name:
Title:

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ANNEX A TO OFFICER’S CERTIFICATE

1. Describe changes from representations and warranties, if any — clause 3(a) of attached Officer’s Certificate — if none, so state:

2. Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state:

3. Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:

4. Provide Purchased Loans Curtailment Report — Section 16.4(c) of the Current Repurchase Agreement — if none, so state:

5. Calculate compliance with covenants in Section 17.7, Sections 17.11 through 17.15, and Section 17.20 of Current Repurchase Agreement:

(a) Section 17.7.

The Buyer is currently providing $                      in financing to SIRVA Relocation Funding, LLC (the maximum under Section 17.7 is $12,000,000). List existing loans to SIRVA Relocation Funding here — if none, so state:

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(b) Section 17.11.

GAAP Net Income during the current fiscal year:	$	(A)
50% of (A):	$	(B)

Distributions and cash dividends declared or paid during current fiscal year (excluding the one-time $3,000,000 distribution to the Parent permitted by the Fourth Amendment to the Current Repurchase Agreement):

	$	(C)

Mark an “X” in each box to indicate compliance with the corresponding requirements of Section 17.11 of the Current Repurchase Agreement:

	Requirement	Compliance (“X”)
1.	The Seller has made no payment of dividends or distributions and has not (i) declared or paid cash dividends; (ii) declared or paid any dividends payable on any shares of any class of its capital stock; (iii) applied any of its property to the purchase, redemption, or other retirement of any shares of any class of its capital stock; (iv) set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, any shares of any class of its capital stock; or (v) made any other distribution, by reduction of capital or otherwise, in respect of any shares of any class of its capital stock, that caused, or will cause, an Default or Event of Default under the Current Repurchase Agreement.

2.	The Seller has not (i) declared or paid cash dividends upon any of the stock of the Seller or (ii) made any distributions of the property or assets of the Seller, other than declaring and paying dividends to its stockholders up to an aggregate amount for all such dividends and distributions of less than fifty percent (50%) of the GAAP Net Income during the Seller’s current fiscal year (excluding the one-time $3,000,000 distribution to the Parent permitted by the Fourth Amendment to the Current Repurchase Agreement).

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(c) Section 17.12. The Seller’s Adjusted Tangible Net Worth as of                     is $        (the minimum under Section 17.12 is $13,500,000.)

Adjusted Tangible Net Worth

GAAP Net Worth	$
Minus Receivables due from Affiliates	$
Excluding:
Loans to SIRVA Relocation Funding, LLC	-$
CMSR securitization receivable	-$
Minus Intangible Assets	$
Minus Assets not acceptable to Buyer	$
ADJUSTED TANGIBLE NET WORTH:	$

(d) Section 17.13. The ratio of the Seller’s to Total Liabilities to Adjusted Tangible Net Worth of the Seller on a consolidated basis with their Subsidiaries, measured monthly is         to 1.0 (the maximum ratio under Section 17.13 is 12.0:1.0.)

Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt, but including off-balance sheet liabilities):	$
Adjusted Tangible Net Worth:	$
LEVERAGE RATIO:	to 1.0

(e) Section 17.14. The Seller’s GAAP income for the twelve months ended                     , 20     is $         (the minimum under Section 17.14 is $1.00.)

(f) Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Purchase Value of the Purchased Loans), as of                     , 20     is $         (the minimum under Section 17.15 is $6,500,000).

Liquidity

Unencumbered cash and cash equivalents:	$
Plus Unused availability against Purchased Loans (Purchase Value—Purchase Price):	$
LIQUIDITY:	$

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(g) Section 17.20. The Seller’s HUD Compare Ratio, as of                    , 20     is         to 1.00 (the maximum under Section 17.20 is 1.50 to 1.00).

6. Describe and give details regarding (a) notices received by the Seller requesting or demanding that the Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Approved Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as provided pursuant to Section 16.5, and (b) actual repurchase and indemnity payments made by the Seller to any Person.

	3/31/2011	6/30/2011	9/30/2011	12/31/2011
Loan Repurchase Requests
Reserve amount

Loan Repurchase Requests (net)

Reserve policy
Loan Repurchases
Reserve amount

Loan Repurchases (net)

Reserve policy
Loans Held for Investment
Reserve amount

Loans Held for Investment (net)

LHFI reserve policy
REO
Reserve amount

REO (net)

REO reserve policy

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